Exhibit 10.1 FIFTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT This FIFTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT, dated as of August 12, 2025 (this “Amendment”), is among: (i) C.H. ROBINSON RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”); (ii) C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation (“CHR”), as master servicer (in such capacity, the “Master Servicer”) and as performance guarantor (in such capacity, the “Performance Guarantor”); (iii) BANK OF AMERICA, N.A. (“BofA”), as the Purchaser Agent for the BofA Purchaser Group and as a Committed Purchaser for the BofA Purchaser Group; (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as the Purchaser Agent for the Wells Purchaser Group and as a Committed Purchaser for the Wells Purchaser Group; and (v) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). BACKGROUND WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 19, 2021 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”); and WHEREAS, concurrently herewith, the Administrative Agent, the Purchaser Agents, the Seller and the Master Servicer are entering into that certain Third Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”). NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Receivables Purchase Agreement. SECTION 2. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A. SECTION 3. Certain Representations and Warranties. Each of the Seller and the Master Servicer hereby represents and warrants to the Committed Purchasers, the Purchaser Agents and the Administrative Agent as follows:

2 (a) Representations and Warranties. The representations and warranties made by such party in the Receivables Purchase Agreement and in any other Transaction Document to which it is a party are true and correct in all material respects both as of the date hereof and immediately after giving effect to this Amendment and the Fee Letter (except to the extent such representations and warranties explicitly refer solely to an earlier date, in which case they shall be true and correct as of such earlier date). (b) Power and Authority; Due Authorization. Such party (i) has all necessary power and authority to (A) execute and deliver this Amendment, the Fee Letter and the other Transaction Documents to which it is a party in any capacity and (B) carry out the terms of and perform its obligations under this Amendment, the Fee Letter and the other Transaction Documents applicable to it and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Amendment, the Fee Letter and the other Transaction Documents to which it is a party in any capacity. (c) No Violation. The execution, delivery and performance by such party of this Amendment, the Fee Letter and the other Transaction Documents to which it is a party in any capacity will not (i) conflict with its articles or certificate of incorporation or formation, as applicable, or its by-laws or limited liability company agreement, as applicable, or (ii) violate any Law applicable to it or any of its properties, except in the case of clause (ii), where such conflict or violation could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. (d) Validity, etc. This Amendment, the Receivables Purchase Agreement, the Fee Letter and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of such party enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law. (e) No Defaults. No Event of Termination, Unmatured Event of Termination, Master Servicer Termination Event or Unmatured Master Servicer Termination Event shall have occurred and be continuing either before or immediately after giving effect to this Amendment and the Fee Letter. (f) Net Portfolio Balance. Both as of the date hereof and immediately after giving effect to this Amendment and the Fee Letter, the sum of the Purchasers’ Total Investment and the Required Reserves do not exceed the Net Portfolio Balance. SECTION 4. Effectiveness. This Amendment shall be effective as of the date hereof, upon satisfaction of the following conditions precedent: (a) Execution of the Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by each of the other parties hereto.

3 (b) Execution of the Fee Letter. The Administrative Agent shall have received a counterpart of the Fee Letter duly executed by each of the parties thereto. (c) Receipt of Upfront Fee. The Administrative Agent shall have received evidence that the Upfront Fee (as defined in the Fee Letter) has been received by each Purchaser Agent. SECTION 5. Reference to, and Effect on the Receivables Purchase Agreement and the Transaction Documents. (a) The Receivables Purchase Agreement (except as specifically amended herein) shall remain in full force and effect and the Receivables Purchase Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto. (b) On and after the execution and delivery of this Amendment, (i) this Amendment shall be a part of the Receivables Purchase Agreement amended hereby and (ii) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Receivables Purchase Agreement, and each reference in any other Transaction Document to “the Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Receivables Purchase Agreement, shall mean and be a reference to the Receivables Purchase Agreement, as amended by this Amendment. (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Purchaser Agent, any Conduit Purchaser or any Committed Purchaser under, nor constitute a waiver of any provision of, the Receivables Purchase Agreement or any other Transaction Document. (d) To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent. SECTION 6. Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Receivables Purchase Agreement. SECTION 7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. SECTION 8. Execution in Counterparts; Electronic Records and Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Seller and Master Servicer agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Seller and Master Servicer to the same extent as a

4 manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Seller and Master Servicer enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Purchasers of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Purchasers may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Purchasers shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Seller or Master Servicer, as applicable, without further verification and (b) upon the request of the Administrative Agent or any Purchaser, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. SECTION 9. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). SECTION 10. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 11. Captions and Cross References. The various captions in this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment. Unless otherwise indicated, references in this Amendment to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to the Receivables Purchase Agreement, as the case may be, and

5 references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause. SECTION 12. Reaffirmation of Performance Guaranty. After giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, all of the provisions of the Performance Guaranty shall remain in full force and effect, and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms. [Signatures begin on the following page]

S-1 Fifth Amendment to BofA/CHR Receivables Purchase Agreement IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written. C.H. ROBINSON WORLDWIDE, INC., as Master Servicer and as Performance Guarantor By: /s/ Brent Schoenrock Name: Brent Schoenrock Title: Treasurer C.H. ROBINSON RECEIVABLES, LLC, as Seller By: /s/ Brent Schoenrock Name: Brent Schoenrock Title: President & Treasurer

S-2 Fifth Amendment to BofA/CHR Receivables Purchase Agreement BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Chris Haynes Name: Chris Haynes Title: Senior Vice President BANK OF AMERICA, N.A., as Purchaser Agent for the BofA Purchaser Group By: /s/ Chris Haynes Name: Chris Haynes Title: Senior Vice President BANK OF AMERICA, N.A., as a Committed Purchaser for the BofA Purchaser Group By: /s/ Chris Haynes Name: Chris Haynes Title: Senior Vice President

S-3 Fifth Amendment to BofA/CHR Receivables Purchase Agreement WELLS FARGO BANK, N.A., as Purchaser Agent for the Wells Purchaser Group By: /s/ Andres Robledo Name: Andres Robledo Title: Vice President WELLS FARGO BANK, N.A., as a Committed Purchaser for the Wells Purchaser Group By: /s/ Andres Robledo Name: Andres Robledo Title: Vice President

Exhibit A EXHIBIT A AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT (attached)

CONFORMED COPY CONFORMED THROUGHEXHIBIT A TO AMENDMENT 45, DATED October 14August 12, 20242025 RECEIVABLES PURCHASE AGREEMENT Dated as of November 19, 2021 among C.H. ROBINSON WORLDWIDE, INC., as initial Master Servicer and Performance Guarantor, C.H. ROBINSON RECEIVABLES, LLC, as Seller, and THE VARIOUS CONDUIT PURCHASERS, COMMITTED PURCHASERS, AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO, BANK OF AMERICA, N.A., as Administrative Agent

has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. (b) Availability of Confidential Information. This Section 13.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Administrative Agent or were known to such party on a nonconfidential basis prior to its disclosure by Administrative Agent. (c)Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party shall provide Administrative Agent, each Purchaser Agent and Master Servicer with prompt written notice so that Administrative Agent may at the expense of Master Servicer seek a protective order or other appropriate remedy and/or if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion. In the event that such protective order or other remedy is not obtained, or Administrative Agent waives compliance with the provisions of this Section 13.8(c), such party will furnish only that portion of the Program Information which (in such party’s good faith judgment) is legally required to be furnished and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. For the avoidance of doubt, nothing in this Section 13.8(c) prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person. (d) Confidentiality of Administrative Agent and Purchasers. Each of Administrative Agent, each Purchaser, each Purchaser Agent, each Affected Party and their successors and assigns agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree or be otherwise bound to keep such Information confidential), (ii) to the extent requested by any Governmental Authority or by any applicable Law, (iii) to the extent required by any subpoena or similar legal process, provided, however, to the extent permitted by applicable Law and if practical to do so under the circumstances, that the Person relying on this clause (iii) shall provide Seller with prompt notice of any such required disclosure so that Seller may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Person will furnish only that portion of the Information which is legally required, (iv) to any other Affected Party or to any Conduit Trustee, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, (vii) to any prospective participant or -91-

may be also allocated in part to the funding of other assets of such Conduit Purchaser (determined in the case of Commercial Paper Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Seller agrees that any amounts payable to the applicable Conduit Purchaser in respect of Yield for any Yield Period with respect to any Rate Tranche funded by such Conduit Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper Notes issued by such Conduit Purchaser to fund or maintain such Rate Tranche that corresponds to the portion of the proceeds of such Commercial Paper Notes that was used to pay the interest component of maturing Commercial Paper Notes issued by such Conduit Purchaser to fund or maintain such Rate Tranche, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper Notes (for purposes of the foregoing, the “interest component” of Commercial Paper Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Commercial Paper Notes, except that if such Commercial Paper Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Commercial Paper Notes through maturity). “Credit and Collection Policy” or “Credit and Collection Policies” means with respect to any Pool Receivable, Master Servicer’s credit and collection policies and practices, as applicable, relating to Contracts and Receivables, each as described in Schedule 6.2(n), as amended, restated, supplemented, waived or otherwise modified without violating Section 7.6(b). “Cut-Off Date” means the last day of each Settlement Period. “Daily 1M SOFR” means, for any day during any Yield Period, the rate per annum equal to the Term SOFR Screen Rate for such day for a one (1) month period (or if the rate is not published on such determination date then the Term SOFR Screen Rate on the first Business Day immediately prior thereto). If Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. “Daily Simple SOFR” with respect to any applicable determination date means SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of the Pool Receivables as of such date by (ii) the aggregate initial Unpaid Balance of Pool Receivables which were originated during the immediately preceding Settlement Period. “Debt” means with respect to any Person at any time, without duplication, (a) all obligations of such Person for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all capital lease obligations or other obligations which, in each case, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person and all guarantees (whether contingent or otherwise) of such Person guaranteeing the Debt of any other Person, whether Appendix A-6

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by Administrative Agent, equal (for each day during such period) to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Liquidity Provider or Purchaser Agent from three federal funds brokers of recognized standing selected by it. “Federal Reserve Bank” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof. “Fee Letter” means the third amended and restated fee letter, dated as of the ClosingFifth Amendment Date, among Seller, Master Servicer, Administrative Agent and the Purchaser Agents. “Fifth Amendment Date” means August 12, 2025. “Final Payout Date” means the date following the Purchase Termination Date on which Purchasers’ Total Investment shall have been reduced to zero and all Obligations and other amounts then accrued or payable to any of the Affected Parties under the Transaction Documents shall have been paid in full in cash. “Formation Date” means January 9, 2017 “GAAP” means generally accepted accounting principles in the United States of America as consistently applied. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank). “Immediate Reduction” is defined in Section 3.2(b). “Indemnified Amounts” is defined in Section 12.1(a). “Indemnified Party” is defined in Section 12.1(a). “Indemnified Taxes” means Taxes other than Excluded Taxes. “Independent Director” means a natural person who (I) is not at the time of initial appointment, or at any time while serving as Independent Director of Seller, and has not been at Appendix A-14

“Lock-Box Agreement” means a valid and enforceable agreement in form and substance reasonably satisfactory to Administrative Agent, among Seller, Master Servicer, Administrative Agent and any Lock-Box Bank, whereupon Seller, as sole owner of the related Lock-Box Account(s) and the customer of the related Lock-Box Bank in respect of such Lock-Box Account(s), shall transfer to the Administrative Agent exclusive dominion and control over and otherwise perfect a first-priority security interest in, such Lock-Box Account(s) and the cash, instruments or other property on deposit or held therein. “Lock-Box Bank” means any bank at which Seller maintains one or more Lock-Box Accounts. “Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the immediately preceding four Settlement Periods then most recently ended and (b) the denominator of which is the Net Portfolio Balance as of the Cut-Off Date of the most recently ended Settlement Period. “Loss Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original due date for such payment as of the Cut-Off Date for the most recently ended Settlement Period, plus (without duplication), plus (ii) any Losses (net of recoveries) incurred in such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Receivables generated by the Originators four Settlement Periods prior to such Settlement Period. “Loss Reserve Floor Percentage” means on any day, 12.00%. “Loss Reserve Percentage” means, on any day: 2.00 x PLR x LHR where: PLR = Peak Loss Ratio on such day, LHR = Loss Horizon Ratio on such day. “Losses” means the Unpaid Balance of any Pool Receivables that have been, or should have been, written-off as uncollectible by Master Servicer in accordance with the Credit and Collection Policies. “Master Servicer” is defined in Section 8.1(a). “Master Servicer Termination Event” means any of the following events: Appendix A-18

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Originator” means, each Person from time to time party to the Sale Agreement, as an originator. As of the ClosingFifth Amendment Date, CHRCI is the only Originator. “Payment Recipient” has the meaning specified in Section 11.13(a). “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Peak Loss Ratio” means, with respect to any date of determination, the highest average Loss Ratio for any three consecutive Settlement Periods observed over the preceding twelve Settlement Periods. “Performance Guarantor” means CHR. “Performance Guaranty” means any performance guaranty (or similar agreement) entered into by a Performance Guarantor in favor of Administrative Agent and the other beneficiaries thereto, in form and substance acceptable to Administrative Agent in its sole discretion. “Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature. “Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code, and that is maintained by or contributed to by any CHR Party or any of their respective ERISA Affiliates, or to which any such entity is obligated to contribute. “Pool Receivable” means a Receivable in the Receivables Pool. “Prime Rate” means, with respect to any Purchaser Group, the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent, the related Committed Purchaser or their Affiliates as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Purchaser Agent, the related Committed Purchaser or their Affiliates based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer. “Prior Receivables Purchase Agreement” means that certain Receivables Purchase Agreement, dated as of April 26, 2017, among the Seller, CHR, the various conduit purchasers, committed purchasers and purchaser agents from time to time party thereof, and Wells, as administrative agent. Appendix A-21

“Prior Securitization” means each of the transactions and agreements contemplated by, or with respect to the Prior Securitization Documents. “Prior Securitization Documents” means each of the Prior Receivables Purchase Agreement, the "Transaction Documents" (as defined in the Prior Receivables Purchase Agreement) and each other document and agreement executed by any CHR Party prior to the date hereof in connection with the Prior Receivables Purchase Agreement. “Program Administration Agreement” means that certain administration agreement between a Conduit Purchaser and Program Administrator governing certain aspects of the administration of such Conduit Purchaser’s commercial paper facility or any other agreement having similar purposes, as in effect from time to time. “Program Administrator” means the administrator designated for Purchaser under the Program Administration Agreement. “Program Fee” is defined in the Fee Letter. “Program Information” is defined in Section 13.8(a)(i). “Purchase” is defined in Section 1.1. “Purchase Notice” means a letter in substantially the form of Exhibit I hereto executed and delivered by the Seller to the Administrative Agent and the Purchaser Agents pursuant to Section 1.2(a). “Purchase Termination Date” means the earliest of (a) November 7August 12, 20252027, (b) ten (10) Business Days following the date of receipt by each of the other parties to this Agreement of a written notice of termination provided by Seller, (c) the declaration of the Purchase Termination Date by Administrative Agent in accordance with Section 10.2(a) and (d) the occurrence of an Event of Termination under Section 10.1(e). “Purchaser” means each of Conduit Purchaser and Committed Purchaser, as applicable. “Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and listed as such as set forth on the signature pages of this Agreement. “Purchaser Group” means each Purchaser Agent, its Committed Purchaser and, if applicable, its Conduit Purchaser. For the avoidance of doubt, it is understood that a Purchaser Group may contain only a Committed Purchaser and a Purchaser Agent without any Conduit Purchaser. “Purchaser Group Commitment” means, at any time with respect to any Purchaser Group, the aggregate Commitments of all Committed Purchasers at such time in such Purchaser Group. “Purchaser Group Investment” means, at any time with respect to any Purchaser Group, the aggregate Investment of all Purchasers at such time in such Purchaser Group. Appendix A-22

“Sanctioned Entity” means any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity. “SEC” means the U.S. Securities and Exchange Commission or any successor governmental authority. “Securities Act” means the Securities Act of 1933. “Security” is defined in Section 2(a)(1) of the Securities Act. “Seller” is defined in the preamble. “Settlement Date” means, with respect to any Settlement Period, the third (3rd) Business Day following the Reporting Date for such Settlement Period; provided, that the last Settlement Date shall be the last day of the last Settlement Period. “Settlement Period” means: (a) the period from the Closing Date to the end of the next calendar month thereafter; and (b) thereafter, each subsequent calendar month; provided, that the last Settlement Period shall end on the Final Payout Date. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment” means, with respect to Daily 1M SOFR and Daily Simple SOFR, 0.10% (10 basis points). “SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%). “Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Appendix A-26